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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-1 Post-Effective Amendment No. 1 to Registration Statement No. 333-158180 of our report, dated March 17, 2009, relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company,appearing in the Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 2008, and to the reference to us under the heading "Experts" in the Exhibit, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Chicago, Illinois
June 12, 2009